Exhibit 10.35
AMENDMENT NO. 8
TO
CREDIT AGREEMENT
     THIS AMENDMENT NO. 8 TO CREDIT AGREEMENT (this “Amendment”), dated as of September 28, 2010, is by and among BALDWIN TECHNOLOGY COMPANY, INC., a Delaware corporation (“Parent”), BALDWIN GERMANY HOLDING GMBH, a German company (“Newco”), BALDWIN GERMANY GMBH, a German company (“BGG”), BALDWIN OXY-DRY GMBH (formerly known as “OXY-DRY MASCHINEN GMBH”), a German company (“Oxy-Dry GmbH”, and, collectively with the Parent, Newco and BGG, the “Borrowers”), the other Credit Parties (as defined in the Guaranty and Collateral Agreement (as defined below)) a party hereto, the Lenders (as defined in the Credit Agreement referred to below) signatory hereto and BANK OF AMERICA, N.A., a national banking association (as successor-by-merger to LASALLE BANK NATIONAL ASSOCIATION), in its capacity as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.
PRELIMINARY STATEMENTS
     A. The Borrowers, the Lenders and the Administrative Agent are parties to that certain Credit Agreement, dated as of November 21, 2006, as amended by that certain (i) Amendment to Credit Agreement dated as of December 29, 2006, (ii) Waiver, Consent and Amendment No. 2, dated as of April 18, 2007, (iii) Waiver, Consent and Amendment No. 3 to Credit Agreement dated as of January 3, 2008, (iv) Amendment No. 4 to Credit Agreement dated as of February 26, 2008, (v) Modification and Limited Waiver Agreement dated as of March 31, 2009, as amended and restated as of May 15, 2009 and amended on June 22, 2009 (such Modification and Limited Waiver Agreement, as so amended and restated and as so amended, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Modification and Limited Waiver”), (vi) Waiver and Amendment No. 5 to Credit Agreement dated as of July 31, 2009 (“Amendment No. 5”), (vii) Waiver and Amendment No. 6 dated as of May 12, 2010 and (viii) Waiver and Amendment No. 7 dated as of June 9, 2010;
     B. The term “Credit Agreement” as used in this Amendment shall mean such Credit Agreement as amended as set forth in paragraph A above;
     C. The Guaranty and Collateral Agreement (as defined in the Credit Agreement) was amended pursuant to (i) Amendment No. 1 to Guaranty and Collateral Agreement, dated as of June 24, 2009, (ii) Amendment No. 2 to Guaranty and Collateral Agreement, dated as of February 16, 2010 and Amendment No. 3 to Guaranty and Collateral Agreement, dated as of June 30, 2010;
     D. The Borrowers have requested that Lenders constituting at least the Required Lenders agree to further amend the Credit Agreement to (i) make certain modifications to the required Currency Adjusted Net Sales financial covenant set forth in Section 11.14.4 of the

Credit Agreement, (ii) make certain modifications to the EBITDA financial covenant set forth in Section 11.14.1 of the Credit Agreement, and (iii) eliminate the Fixed Charge Coverage Ratio and Total Debt to EBITDA Ratio financial covenants respectively set forth in Sections 11.14.2 and 11.14.3 of the Credit Agreement; and
     E. The Administrative Agent and the Lenders signatory hereto, representing at least the Required Lenders, are willing to provide for such amendments (a) provided that (i) the interest rates under the Credit Agreement (and related Notes) be increased as set forth below, (ii) the Warrants (as defined below) are issued by the Parent, and (iii) certain other modifications are made as set forth below and (b) and otherwise upon the other terms and subject to the conditions set forth in this Amendment.
     NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:
ARTICLE I
DEFINITIONS
     1.01 Capitalized terms used in this Amendment and not defined herein shall have the meanings ascribed to such terms in the Credit Agreement unless otherwise stated herein.
ARTICLE II
AMENDMENTS
     2.01 Amendment to Section 1.1: Addition of New Definitions. Section 1.1 of the Credit Agreement is hereby amended by adding the following new definitions (to be inserted in proper alphabetical order):
Amendment No. 8 means that certain Amendment No. 8 to Credit Agreement dated as of September 28, 2010, among Borrowers, the other Credit Parties a party thereto, the Lenders signatory thereto and the Administrative Agent, as amended, restated, supplemented or otherwise modified from time to time.
Eighth Amendment Effective Date means September 28, 2010.
Incremental Margin means, for any date of determination, the rate per annum set forth in the below chart with respect to the below referenced periods:

Period	Incremental Margin
October 1, 2010 through and including December 31, 2010	1.0%
January 1, 2011 through and including March 31, 2011	1.5%
April 1, 2011 through and including June 30, 2011	2.0%
July 1, 2011 through and including September 30, 2011	2.5%
October 1, 2011 and each day thereafter	3.0%

Trading Day means any day on which shares of the Capital Securities of the Parent are traded on the NYSE Amex, or, if the NYSE Amex is not the principal trading market for the Capital Securities of the Parent, then on the principal securities exchange or securities market on which the shares of Capital Securities of the Parent are then traded; provided, that “Trading Day” shall not include any day on which the Capital Securities of the Parent are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Capital Securities of the Parent are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).
Warrants means those certain warrants issued by the Parent on the Eight Amendment Effective Date to each of the Lenders signatory to Amendment No. 8 on the Eighth Amendment Effective Date for the purchase (in the aggregate) of 352,671 shares of the Parent’s Class A Common Stock with such shares being equal to two percent (2%) (in the aggregate) of all of the issued and outstanding shares of the Parent’s Common Stock (of any Class) on a fully diluted basis, such warrants to be substantially in the form of Attachments A-1, A-2 and A-3 to Amendment No. 8, which term “Warrants” shall also include any warrants delivered in exchange, replacement or substitution therefor and shall also include all related amendments, supplements, restatements or other modifications of the original Warrants or any exchange, replacement or substitution warrants for the Warrants (and any amendments, supplements, restatements or modifications thereto) and any shares issued pursuant to the exercise of the Warrants.
     2.02 Amendment to Section 1.1: Existing Definitions. Section 1.1 of the Credit Agreement is hereby further amended by amending and restating the following definitions:
Applicable Margin means, for any day on or after March 31, 2009, the rate per annum set forth below plus, with respect to interest on the Loans (for any day on or after October 1, 2010), the Incremental Margin (it being understood and agreed that the Applicable Margin for (i) LIBOR Loans shall be the percentage set forth under the column “LIBOR Margin” plus (for any day on or after October 1, 2010) the applicable Incremental Margin, (ii) Base Rate Loans shall be the percentage set forth under the column “Base Rate Margin” plus (for any day on or after October 1, 2010) the applicable Incremental Margin, (iii) the Non-Use Fee Rate shall be the percentage set forth under the column “Non-Use Fee Rate” and (iv) the L/C Fee Rate shall be the percentage set forth under the column “L/C Fee Rate”):

LIBOR	Base Rate	Non-Use	L/C Fee
Margin	Margin	Fee Rate	Rate
4.50%	3.00%	0.500%	4.50%
Currency Adjusted Net Sales means, with respect to any period, the net sales of the Parent and its Subsidiaries for such period on a consolidated basis. Such Currency Adjusted Net Sales shall, subject to the immediately succeeding sentence, be calculated in accordance with GAAP in a manner consistent with how net sales were calculated in the financial statements delivered pursuant to Sections 10.1.1 and 10.1.2 prior to the Fifth Amendment Effective Date. Notwithstanding the foregoing, (i) sales made in July of 2010 and August of 2010 shall, for purposes of calculating Currency Adjusted Net Sales, be converted to Dollars using the following respective exchange rates in the Column below titled “July and August 2010 Exchange Rate (per Dollar)” and (ii) sales made on or after September 1, 2010 in the following currencies shall, for purposes of calculating Currency Adjusted Net Sales, be converted to Dollars using the following respective exchange rates in the Column below titled “Amendment No. 8 Exchange Rate (per Dollar)” (in each case, which exchange rates are referred to herein as the “Specified Assumed Exchange Rates”):

	July and August 2010	Amendment No. 8
Foreign Currency	Exchange Rate (per Dollar)	Exchange Rate (per Dollar)
GBP	0.62	0.74
AUD	1.14	1.14
JPY	91.46	95.00
SEK	7.16	7.90
HKD	7.75	7.80
RMB	6.83	6.60
EURO	0.69	0.83
RUPEE	47.11	45.00
SING	1.41	1.33
German Revolving Commitment or German Revolving Loan Commitment means, with respect to a Permanent Lender at the applicable time, the commitment of such Permanent Lender to make German Revolving Loans. The initial amount (in Dollars) of the respective German Revolving Commitment of each initial Permanent Lender that has made such a commitment is set forth in Annex A hereto; and, as of the Eighth Amendment Effective Date, the amount (in Dollars) of the respective German Revolving Commitment of each Permanent

Lender that has made such a commitment is also set forth in Annex A hereto. The German Revolving Commitment of each Permanent Lender may be reduced pursuant to Section 6. The German Revolving Commitment(s) of the applicable assigning and assignee Permanent Lender shall be adjusted to give effect to any assignments of a German Revolving Commitment(s) pursuant to Section 15.6.1.
German Revolving Commitments or the German Revolving Loan Commitments means, collectively, the aggregate amount, at the applicable time, of all German Revolving Commitments of all Permanent Lenders. The initial aggregate amount of the German Revolving Commitments shall be $15,000,000; as of the Fifth Amendment Effective Date, the aggregate amount of the German Revolving Commitments shall be $5,000,000; and as of the Eighth Amendment Effective Date, the aggregate amount of the German Revolving Commitments shall be $4,000,000.
Parent Revolving Commitment or Parent Revolving Loan Commitment means, with respect to a Permanent Lender at the applicable time, the commitment of such Permanent Lender to make Parent Revolving Loans. The initial amount (in Dollars) of the respective Parent Revolving Commitment of each initial Permanent Lender that made such a commitment is set forth in Annex A hereto; and, as of the Eighth Amendment Effective Date, the amount (in Dollars) of the respective Parent Revolving Commitment of each Permanent Lender that has made such a commitment is also set forth in Annex A hereto. The Parent Revolving Commitment of each Permanent Lender may be reduced pursuant to Section 6. The Parent Revolving Commitment(s) of the applicable assigning and assignee Permanent Lender shall be adjusted to give effect to any assignments of a Parent Revolving Commitment pursuant to Section 15.6.1.
Specified Availability Amount means (a) from the Fifth Amendment Effective Date until September 27, 2010, $7,900,000, and (b) on and after the Eighth Amendment Effective Date, $2,900,000, or, the case of clause (a) or (b), such lesser amount (if any) as the Required Lenders may (in their absolute discretion) agree to in writing from time to time.
Specified Currency Prepayment Amount means an amount equal to (a) prior to the Eighth Amendment Effective Date, $25,000,000 less the applicable Specified Availability Amount pursuant to clause (a) thereof at such time and (b) on or after the Eighth Amendment Effective Date, $20,000,000 less the applicable Specified Availability Amount pursuant to clause (b) thereof at such time.
     2.03 Amendment to Definition of EBITDA. The definition of the term EBITDA set forth in Section 1.1. of the Credit Agreement is hereby amended by (a) deleting the phrase "(including options)” in clause (ix) thereof and inserting in lieu thereof the phrase “(including options and the Warrants)”, (b) deleting the phrase “and (xii)” and inserting in lieu thereof the phrase “, (x)” and (c) deleting the phrase “in connection with Amendment No. 7,” and inserting in lieu thereof the phrase: “in connection with Amendment No. 7, and (xiii) to the extent paid by the Borrowers and not capitalized, the $50,000 amendment fee under Amendment No. 8 and the legal fees and Capstone fees incurred by the Agent in connection with Amendment No. 8 and the Agent (and any Lender) in connection with the Warrants and legal fees incurred by the Borrowers in connection with Amendment No. 8 and the Warrants”. The definition of EBITDA is further amended by adding the following sentence to the end thereof to read in its entirety as follows: “It is further agreed (but without duplication with any add-back pursuant to clause (ix) above) that any non-cash gain or income or non-cash loss or expense resulting from recording or “marking to market” the value of the put contained in the Warrants shall be excluded when determining EBITDA.”
     2.04 Amendment to Section 2.3.3(a). Section 2.3.3(a) of the Credit Agreement is hereby amended by deleting the words “Base Rate Margin” where they appear in such Section and inserting in lieu thereof, “Applicable Margin with respect to Base Rate Loans”.
     2.05 Amendment to Section 3.2. Section 3.2 of the Credit Agreement is hereby amended by amending and restating the last sentence thereof to read in its entirety as follows:
The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the Obligations of any Borrower hereunder or under any Note to repay the principal amount of the Loans hereunder, together with all interest accruing thereon; without limiting the generality of the foregoing, any failure to include any interest attributable to the Incremental Margin on any statement sent to the Borrowers shall not limit or otherwise affect the obligation to pay such interest.
     2.06 Amendment to Section 4.1. Section 4.1 of the Credit Agreement is hereby amended by (i) deleting the words “Base Rate Margin” where they appear in paragraph (a) of such Section and inserting in lieu thereof, “Applicable Margin with respect to Base Rate Loans”, (ii) deleting the words “LIBOR Margin” where they appear in paragraph (b) of such Section and inserting in lieu thereof, “Applicable Margin with respect to LIBOR Loans” and (iii) deleting the phrase “Base Rate applicable to Revolving Loans plus 2%” in the proviso to such Section and inserting in lieu thereof, the phrase “Base Rate plus the Applicable Margin with respect to Base Rate Loans plus 2% per annum”.
     2.07 Amendment to Section 4.2. Section 4.2 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
4.2 Interest Payment Dates. Accrued interest on each Base Rate Loan (other than the portion of accrued interest on such Base Rate Loan attributable to the Incremental Margin) shall be payable in arrears on the last day of each calendar quarter and at maturity. Accrued interest on each LIBOR Loan (other than the portion of accrued interest on such LIBOR Loan attributable to the Incremental Margin) shall be payable on the last day of each Interest Period relating to such Loan (and, in the case of a LIBOR Loan (other than the portion of accrued interest on such LIBOR Loan attributable to the Incremental Margin) with an Interest Period in excess of three months, on the three-month anniversary of the first day of such Interest Period), and at maturity. All accrued interest of any Base Rate Loan or LIBOR Loan attributable to the Incremental Margin shall be payable at maturity. (For the avoidance of doubt, maturity with respect to the Revolving Loans means the Termination Date.) Notwithstanding the foregoing, after maturity, and at any time that the interest rate(s) have been increased an additional 2% per annum pursuant to the last paragraph of Section 4.1, accrued interest on all Loans shall be payable on demand. Nothing contained in this Section 4.2 shall limit any other obligation of any Borrower to pay interest under this Agreement (whether under Sections 2.3.3(a), 6.1.1., 13.2 or otherwise).
     2.08 Amendment to Section 6.2.2(b). Section 6.2.2(b) of the Credit Agreement is hereby amended by deleting the third to last sentence of such paragraph (b) in its entirety and inserting in lieu thereof, the following:
In addition to, and not in limitation of, any other mandatory prepayment provisions set forth in this Agreement, if at any time (as of the most recent Revaluation Date) the Dollar Equivalent of all Revolving Outstandings at any time on or after the Fifth Amendment Effective Date exceeds 105% of the Specified Currency Prepayment Amount, the Parent shall immediately cause the prepayment of the Revolving Loans and Cash Collateralization of the outstanding Letters of Credit, or do a combination of the foregoing (provided, that if so instructed by the Administrative Agent, prepayments shall be made to eliminate the excess before any Cash Collateralization), in an amount sufficient to eliminate such excess.
     2.09 Amendment to Section 11.14.1. Section 11.14.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
11.14.1 EBITDA. Not permit EBITDA for any of the following Four Consecutive Fiscal Quarter Computation Periods set forth below to be less than the following respective amounts of minimum EBITDA set forth below for such period:

Period	Minimum EBITDA
Four Fiscal Quarter Computation Period ending September 30, 2010	$1,955,000
Four Fiscal Quarter Computation Period ending December 31, 2010	$2,612,000
Four Fiscal Quarter Computation Period ending March 31, 2011	$2,557,000
Four Fiscal Quarter Computation Period ending June 30, 2011	$3,642,000
Four Fiscal Quarter Computation Period ending September 30, 2011	$3,542,000
     2.10 Amendment to Sections 11.14.2 and 11.14.3. Sections 11.14.2 and 11.14.3 of the Credit Agreement are hereby amended and restated to read in their entirety as follows:
     11.14.2. [Reserved]
     11.14.3. [Reserved]

     2.11 Amendment to Section 11.14.4. Section 11.14.4 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
11.14.4 Currency Adjusted Net Sales. Not permit Currency Adjusted Net Sales for any of the following periods to be less than the following respective amounts set forth below for each such period:

Minimum Currency Adjusted
Period	Net Sales for the Applicable Period
Three Consecutive Months Ending September 30, 2010	$31,630,000
Three Consecutive Months Ending October 31, 2010	$32,970,000
Three Consecutive Months Ending November 30, 2010	$32,815,000
Three Consecutive Months Ending December 31, 2010	$33,514,000
Three Consecutive Months Ending January 31, 2011	$31,778,000
Three Consecutive Months Ending February 28, 2011	$31,988,000
Three Consecutive Months Ending March 31, 2011	$34,195,000
Three Consecutive Months Ending April 30, 2011	$35,984,000
Three Consecutive Months Ending May 31, 2011	$36,592,000
Three Consecutive Months Ending June 30, 2011	$37,073,000
Three Consecutive Months Ending July 31, 2011	$36,151,000
Three Consecutive Months Ending August 31, 2011	$36,024,000
Three Consecutive Months Ending September 30, 2011	$33,211,000
Three Consecutive Months Ending October 31, 2011	$34,619,000
     2.12 Amendment to Section 11.14.5. Section 11.14.5 of the Credit Agreement hereby amended and restated to read in its entirety as follows:
11.14.5. Capital Expenditures. Not permit Capital Expenditures of the Parent and its Subsidiaries on a consolidated basis for the Fiscal Year ending June 30, 2011 to exceed $1,000,000.
     2.13 Amendment to Section 11.14.6. Section 11.14.6 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
     11.14.6 Minimum Liquidity.
(a) Not permit the Dollar Equivalent of the consolidated cash and Cash Equivalent Investments of the Parent and its Domestic Subsidiaries and the European Foreign Subsidiaries of the Parent, in each case unrestricted and without any Liens thereon except in favor of the Administrative Agent and maintained in a deposit account (or money market type account linked to a deposit account), to at any time on or after the Fifth Amendment Effective Date be less than $300,000; and
(b) Neither the Parent nor BGG shall, (i) on or after the Fifth Amendment Effective Date to September 27, 2010 make any borrowing of a Revolving Loan or request the issuance of or increase in any Letter of Credit if immediately after such borrowing, issuance or increase, as the case may be, the sum of (a) the Dollar Equivalent of all Revolving Outstandings plus (b) the then applicable Specified Availability Amount under clause (a) of the definition of Specified Availability Amount exceeds $25,000,000 and (ii) on or after the Eighth Amendment Effective Date make any borrowing of a Revolving Loan or request the issuance of or increase in any Letter of Credit if immediately after such borrowing, issuance or increase, as the case may be, the sum of (a) the Dollar Equivalent of all Revolving Outstandings plus (b) the then applicable Specified Availability Amount under clause (b) of such definition exceeds $20,000,000. Nothing contained in this Section 11.14.6(b) shall, or shall be interpreted to, impair any other limitation contained in this Agreement with respect to the borrowing of Revolving Loans or the issuance or increase of any Letters of Credit.
     2.14 Amendment to Section 13.1. Section 13.1 of the Credit Agreement is hereby amended by respectively amending and restating Sections 13.1.3 and 13.1.10 of such Section to read in their entireties as follows:
13.1.3 Warrants. (a) Default by the Parent in payment when due of any amount due and payable under any of the Warrants or (b) any material breach by the Parent of any term or provision (whether a representation, warranty, covenant, agreement or otherwise) of any of the Warrants except a payment breach referred to in clause (a) above.
13.1.10 Delisting. The Parent is suspended from trading or its Capital Securities fail to be listed on the NYSE Amex for a period of ten (10) consecutive Trading Days or for more than an aggregate of twenty (20) Trading Days in any 365-day period.
     2.15 Amendment to Annex A. Annex A to the Credit Agreement is hereby amended and restated to read in its entirety as set forth in Annex A attached hereto and hereby made a part hereof.
     2.16 Amendment to Exhibit B. Exhibit B to the Credit Agreement is hereby amended and restated to read in its entirety as set forth in Exhibit B attached hereto and hereby made a part hereof.
     2.17 Amendment to Exhibit C. Exhibit C to the Credit Agreement is hereby amended and restated to read in its entirety as set forth in Exhibit C attached hereto and hereby made a part hereof.
     2.18 Attachments. Attachments A-1, A-2 and A-3 to this Amendment are hereby made a part of this Amendment.
     2.19 Certain Actions. The Credit Parties agree, if requested by the Administrative Agent, to (i) cause the execution and delivery of pledge agreements under the law of the jurisdiction of any foreign Subsidiary (whose Capital Securities are prior thereto pledged under the Guaranty and Collateral Agreement) to secure the guaranty by the applicable Credit Party/pledgor under the Guaranty and Collateral Agreement and (ii) execute and deliver such other documents relating thereto as the Administrative Agent may request in connection with same (including an appropriate amendment to the definition of Foreign Pledge Agreements to reflect that such pledge agreements shall be part of the Foreign Pledge Agreements). The Credit

Parties further agree, if requested by the Administrative Agent, to “split” existing stock certificates of applicable Subsidiaries into certificates representing Capital Securities that respectively consist of, and do not consist of, Excluded Equity (as defined in the Guaranty and Collateral Agreement) and to deliver related executed stock powers in blank. Nothing contained in the prior two sentences shall, or shall be interpreted to, limit the pledge under the Guaranty and Collateral Agreement of any such Capital Securities (whether now or hereafter issued).
ARTICLE III
COVENANTS
     3.01 Opinion. The Parent shall cause an opinion letter with respect to the Warrants and warrant related matters, issued by its counsel Morgan, Lewis & Bockius LLP, in form and substance reasonably satisfactory to the Administrative Agent, to be delivered to the Administrative Agent and the Lenders by no later than October 21, 2010. Failure to cause the delivery of such opinion shall be deemed to be an Event of Default under the Credit Agreement.
ARTICLE IV
CONDITIONS PRECEDENT
     4.01 Conditions to Effectiveness. The effectiveness of the amendments set forth in Article II above are each subject to the satisfaction (by no later than September 28, 2010 unless the Administrative Agent extends such date) of the following conditions precedent, unless specifically waived in writing by the Administrative Agent:
     (a) The Administrative Agent shall have received the following documents, each in form and substance satisfactory to the Administrative Agent and its legal counsel:
     (i) this Amendment duly executed by Borrowers and the other Credit Parties and the Lenders constituting at least the Required Lenders; and
     (ii) such other documents as reasonably requested by the Administrative Agent;
     (b) All corporate (or other organization) proceedings taken in connection with the transactions contemplated by this Amendment and the Warrants and all documents, instruments and other legal matters incident hereto or thereto shall be satisfactory to the Administrative Agent and its legal counsel and the Administrative Agent shall receive such certifications with respect thereto as the Administrative Agent shall require;
     (c) Borrowers shall have paid all costs and expenses (including reasonable attorneys’ fees and disbursements) and fees of the Administrative Agent including without limitation the following legal and consultant fees: (i) Capstone (as defined below): $131,817.25 and (ii) Finn Dixon & Herling LLP: $38,590; and the Borrowers shall have paid any legal fees (if any) of the Lenders referred to in clause (ii) of Section 8.04 below with respect to the review or negotiation of the Warrants;
     (d) the Parent shall have issued the Warrants; and

     (e) The Borrowers shall pay the First Installment of the Amendment No. 8 Fee (as defined below).
ARTICLE V
AMENDMENT FEE
     5.01 Amendment Fee. In consideration of the Required Lenders entering into this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrowers hereby agree to pay to each Lender who executes and delivers this Amendment on or before the date hereof, an amendment fee (the “Amendment No. 8 Fee”) equal to such Lender’s Pro-Rata Share (as defined in clause (d) of the definition of Pro-Rata Share) of $50,000. The Amendment No. 8 Fee shall be fully earned on the date hereof and shall be payable as follows: (a) $25,000 on the date of this Amendment (the “First Installment of the Amendment No. 8 Fee”) and (b) $25,000 on or before December 31, 2010. Any failure of the Borrowers to pay, when due, any such installments under clause (a) or (b) above shall constitute an Event of Default under the Credit Agreement.
ARTICLE VI
NO WAIVER
     6.01 No Waiver. Nothing contained in this Amendment shall be construed as a waiver by the Administrative Agent or the Lenders of any covenant or provision of the Credit Agreement, the Guaranty and Collateral Agreement, this Amendment, the other Loan Documents, or of any other contract or instrument among the Borrowers and/or the other Credit Parties, as the case may be, and the Administrative Agent and/or the Lenders (and/or their respective Affiliates), as the case may be, and the failure of the Administrative Agent and/or Lenders (and/or their respective Affiliates) at any time or times hereafter to require strict performance by the Borrowers and/or the other Credit Parties of any provision thereof shall not waive, affect or diminish any right of the Administrative Agent and the Lenders (or their respective Affiliates) to thereafter demand strict compliance therewith.
ARTICLE VII
RATIFICATIONS, REPRESENTATIONS AND WARRANTIES; CONFIRMATIONS
     7.01 Ratifications; etc. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in Credit Agreement and the other Loan Documents. The terms and provisions of the Credit Agreement and the other Loan Documents, as amended hereby, are ratified and confirmed and shall continue in full force and effect. The Borrowers, the other Credit Parties, the Lenders and the Administrative Agent agree that the Credit Agreement and the other Loan Documents, as amended hereby, shall continue to be legal, valid, binding obligations of the parties thereto, enforceable against such parties in accordance with their respective terms. Without limiting the generality of the foregoing, the Borrowers and the other Credit Parties hereby confirm and agree that (a) all Liens under the Collateral Documents (as amended) remain in full force and effect (as so amended) and (b) the guaranty obligations and other obligations of the Borrowers and all other Credit Parties under the Guaranty and Collateral Agreement (and other applicable Collateral Documents), as amended, remain in full force and effect (as so amended) and (as set forth in the Guaranty and Collateral

Agreement) shall not be impaired or otherwise limited by any waiver or modification set forth in this Amendment (and nothing contained in this Amendment shall, or shall be interpreted to, create a custom, course of dealing or other agreement or arrangement by which the consent or confirmation of any Credit Party to any modification or waiver is required in order to keep any obligations under the Guaranty and Collateral Agreement (and other applicable Collateral Documents) in full force and effect, it being agreed that no such consent or confirmation is necessary or required in order to keep such obligations in full force and effect). Without limiting the generality of the foregoing (or of Section 1.2(e) of the Credit Agreement), it is hereby confirmed and agreed that any reference in the Loan Documents to any Note shall include all amendments, restatements, supplements and other modifications thereto and any Notes issued under Section 15.6.1 of the Credit Agreement and/or other Notes in substitution or replacement of any Note(s). Any breach of any representation, warranty, covenant or confirmation set forth in this Amendment by any Borrower or any other Credit Party shall be deemed to constitute an Event of Default under the Credit Agreement.
     7.02 Representations and Warranties. Each of the Borrowers and the other Credit Parties hereby represents and warrants to the Administrative Agent and the Lenders that (a) the execution, delivery and performance of this Amendment and any and all Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate (or other applicable organization) action on the part of such Borrower or other Credit Party, as the case may be, and will not violate the charter, by-laws or other organizational documents of such Borrower or other Credit Party; (b) the representations and warranties of such Borrower or other Credit Party, as the case may be, contained in any Loan Document are true and correct in all respects (or if the applicable representation or warranty is not qualified by a materiality qualifier, true and correct in all material respects) on the date hereof and on and as of the date of execution hereof as though made on and as of each such date (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all respects (or if the applicable representation or warranty is not qualified by a materiality qualifier, true and correct in all material respects) as of such earlier date); (c) after giving effect to the amendments set forth herein, no Event of Default or Unmatured Event of Default under the Credit Agreement has occurred and is continuing; and (d) no Credit Party that is party to the Guaranty and Collateral Agreement has changed its legal name since November 21, 2006 except (i) Newco changed its name from Mainsee 430. VV GmbH to Baldwin Germany Holding GmbH, (ii) Oxy-Dry GmbH changed its name from Oxy-Dry Maschinen GmbH to Baldwin Oxy-Dry GmbH, (iii) Baldwin Southeast Asia Corporation changed its name from Oxy-Dry Asia Pacific, Inc and (iv) Baldwin Rockford Corporation has merged with and into Baldwin Americas Corporation. The Borrowers and the other Credit Parties acknowledge and agree that all unpaid principal of, and accrued and unpaid interest under, each of the Loans is justly owed without claim, counterclaim, cross-complaint, offset, defense or other reduction of any kind against the Lenders or the Administrative Agent.
     7.03 Confirmations. All confirmations and agreements set forth in Sections 7.03, 7.04 and 7.05 of Amendment No. 5 remain in full force and effect.

ARTICLE VIII
MISCELLANEOUS PROVISIONS
     8.01 Survival of Representations and Warranties. All representations and warranties made in the Credit Agreement or the Guaranty and Collateral Agreement or any other Loan Documents or under or in connection with this Amendment, including, without limitation, any document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents.
     8.02 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.
     8.03 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Administrative Agent, the Lenders, the Borrowers and the other Credit Parties and their respective successors and assigns, except that no Borrower or Credit Party may assign or transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent. It is acknowledged and agreed that Bank of America, N.A., has, as successor by merger to LaSalle Bank National Association, succeeded to all of the respective rights and duties of LaSalle Bank National Association as a Lender (including without limitation as the Issuing Lender), and the Administrative Agent under the Loan Documents.
     8.04 Certain Costs and Expenses. Without in any way limiting the generality of Sections 10.2 or 15.5 of the Credit Agreement, the Parent acknowledges and agrees that it shall (i) promptly pay the reasonable fees and disbursements of all legal counsel retained by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment or the Warrants or any related documents or any future waiver or modification (or proposed modification or waiver whether or not consummated), if any, of any Loan Document(s) or the Warrants or any related documents (provided that Borrower shall not have to pay the allocable costs of internal legal services of the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment; provided it is understood and agreed that this parenthetical phrase shall not, and shall not be interpreted to, limit the right of the Administrative Agent or any Lender to receive the allocable costs of internal legal services with respect to agreements or matters other than the preparation, negotiation, execution and delivery of this Amendment), (ii) reasonable fees and disbursements of any legal counsel retained by any of the Lenders in connection with the review or negotiation of the Warrants or any related warrant document, (iii) the reasonable fees and disbursements of legal counsel retained by the Administrative Agent to review the legal opinion referred to in Section 3 hereof (such fees and disbursements shall be billed separately from the fees and disbursements referred to in Section 4.01(c) above), and (iv) pay all fees of Capstone (as defined in the Modification and Limited Waiver) incurred by the Agent. The Borrowers and other Credit Parties hereby agree that all findings and conclusions and other work product of Capstone shall be protected by the attorney-client privilege and shall not be subject to review or discovery by the Borrowers or any other Credit Party.

     8.05 Counterparts. This Amendment may be executed and delivered by facsimile, portable document format (“.pdf”), Tagged Image File Format (“.TIFF”) or other electronic means of delivery and in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.
     8.06 Preliminary Statements. The Preliminary Statements set forth in this Amendment are accurate and shall form a substantive part of the agreement of the parties hereto.
     8.07 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
     8.08 Relationship. The relationship between the Borrowers and other Credit Parties on the one hand and the Lenders and the Administrative Agent on the other hand shall be solely that of borrowers and guarantors, on the one hand, and lender on the other (or, in the case of the Warrants, the relationship is that the Parent is the issuer, and the applicable Lender is the holder, of the applicable Warrant). Neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Borrower or other Credit Party arising out of or in connection with this Amendment or any of the other Loan Documents or the Warrants or any related documents, and the relationship between the Borrowers and other Credit Parties, on the one hand, and the Administrative Agent and the Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor (or, in the case of the Warrants, the relationship is that the Parent is the issuer, and the applicable Lender is the holder, of the applicable Warrant). The Borrowers and other Credit Parties acknowledge that they have been advised by counsel in the negotiation, execution and delivery of this Amendment and the other Loan Documents and the Warrants and any related documents. No joint venture or partnership is created hereby or by the other Loan Documents or by the Warrants or related documents or otherwise exists by virtue of the transactions contemplated hereby or by the other Loan Documents (or the Warrants or related documents) among the Lenders or among the Borrowers (and other Credit Parties) and the Lenders.
     8.09 Time is of the Essence. The parties hereto (i) have agreed specifically with regard to the times for performance set forth herein and in the other Loan Documents and (ii) acknowledge and agree such times are material to this Amendment and the other Loan Documents. Therefore, time is of the essence with respect to this Agreement and the other Loan Documents.
     8.10 Jury Trial; Indemnification. Without limiting the generality of Sections 15.17, 15.18, 15.19 and 15.20 of the Credit Agreement, it is hereby agreed that the terms and provisions of such Sections shall apply to this Amendment and any transaction or matter contemplated by, in connection with or arising out of this Amendment.
     8.11 Applicable Law. THIS AMENDMENT AND ALL OTHER AGREEMENTS EXECUTED PURSUANT HERETO (EXCEPT AS EXPRESSLY SET FORTH IN ANY SUCH AGREEMENT) SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS

MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
     8.12 Final Agreement. THE CREDIT AGREEMENT (AS AMENDED HEREBY) AND THE OTHER LOAN DOCUMENTS REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF ON THE DATE THIS AMENDMENT IS EXECUTED. THE CREDIT AGREEMENT (AS AMENDED HEREBY) AND THE OTHER LOAN DOCUMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING PROVISIONS, THE BORROWERS AND THE OTHER CREDIT PARTIES ACKNOWLEDGE AND AGREE THAT NEITHER ANY LENDER NOR THE ADMINISTRATIVE AGENT HAS MADE ANY PROMISES OR ASSURANCES WITH RESPECT TO, AND THE BORROWERS AND OTHER CREDIT PARTIES ACKNOWLEDGE AND AGREE THAT THERE IS NO ORAL AGREEMENT WITH RESPECT TO, ANY FUTURE AMENDMENT, WAIVER OR OTHER MODIFICATION OF THE LOAN DOCUMENTS OR ANY RESTRUCTURING OR WORKOUT THEREOF OR WITH RESPECT THERETO. NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY THE BORROWERS AND THE REQUIRED LENDERS AND (WITH RESPECT TO MATTERS AFFECTING THE ADMINISTRATIVE AGENT) THE ADMINISTRATIVE AGENT AND (WITH RESPECT TO MATTERS AFFECTING THE ISSUING LENDER) THE ISSUING LENDER.
     8.13 Release. EACH OF THE BORROWERS AND THE OTHER CREDIT PARTIES HEREBY ACKNOWLEDGES THAT, AS OF THE DATE HEREOF, IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED (A) TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS APPLICABLE LIABILITIES UNDER ANY LOAN DOCUMENT, ANY BANK PRODUCT AGREEMENT OR ANY HEDGING AGREEMENT WITH ANY LENDER, THE ADMINISTRATIVE AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES OR UNDER THE WARRANTS OR ANY RELATED DOCUMENT AND/OR (B) TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM THE ADMINISTRATIVE AGENT OR ANY OF THE LENDERS (OR ANY OF THEIR RESPECTIVE AFFILIATES). EACH OF THE BORROWERS AND THE OTHER CREDIT PARTIES HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES THE ADMINISTRATIVE AGENT AND LENDERS, THEIR PREDECESSORS, AGENTS, AFFILIATES, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH SUCH BORROWER OR OTHER CREDIT PARTY MAY NOW OR HEREAFTER HAVE AGAINST THE ADMINISTRATIVE AGENT, LENDERS, THEIR PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND

ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING OUT OF OR OTHERWISE IN ANY WAY RELATING IN ANY WAY TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT, HEDGING AGREEMENT, BANK PRODUCT AGREEMENT, THE OBLIGATIONS, THE WARRANTS OR ANY RELATED DOCUMENT, ANY OTHER TRANSACTION CONTEMPLATED BY ANY OF THE FOREGOING DOCUMENTS, OR ANY ACTION OR OMISSION OF THE ADMINISTRATIVE AGENT OR ANY LENDER UNDER OR OTHERWISE IN ANY WAY RELATING TO ANY OF THE FOREGOING DOCUMENTS. THE BORROWERS AND OTHER CREDIT PARTIES EXPRESSLY WAIVE ANY PROVISION OF STATUTORY OR DECISIONAL LAW TO THE EFFECT THAT A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE RELEASING PARTY(IES) DOES NOT KNOW OR SUSPECT TO EXIST IN SUCH PARTY’S FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY SUCH PARTY, MUST OR MIGHT HAVE MATERIALLY AFFECTED SUCH PARTY’S SETTLEMENT WITH THE RELEASED PARTIES. NOTHING CONTAINED IN THIS PARAGRAPH SHALL, OR SHALL BE INTERPRETED TO, IMPAIR ANY RIGHTS OF ANY BORROWER (OR OTHER CREDIT PARTY) WITH RESPECT TO ANY DEPOSIT OR OTHER BANK ACCOUNTS OF SUCH BORROWER OR OTHER CREDIT PARTY (OR ANY OF THEIR RESPECTIVE SUBSIDIARIES) WITH ANY LENDER OR THE ADMINISTRATIVE AGENT.
     8.14 Warrant Value; OID. The Lenders and the Borrowers agree (i) that the aggregate fair market value (as of the date hereof) of all of the Warrants is equal to $440,839 (allocated as follows: $220,419 for the Warrant issued to Bank of America, N.A., in its capacity as Lender, $88,168 for the Warrant issued to Webster Bank, National Association, as Lender, and $132,252 for the Warrant issued to RBS Citizens, N.A., as Lender), (ii) that as a result of the interest attributable to the Incremental Margin being payable on the Termination Date, the Permanent Loans Notes are deemed, for federal income tax purposes, issued with original issue discount (“OID”), as defined in Section 1273(a)(1) of the Code, (iii) that any calculation by any of the Borrowers regarding the amount of OID for any accrual period on such Notes shall be subject to review and approval of the Required Lenders, which approval shall not be unreasonably withheld, delayed or conditioned, and (iv) to adhere to this Amendment for federal income tax purposes and not to take any action or file any tax return, report or declaration inconsistent herewith (including with respect to the amount of OID on such Notes as determined in accordance with the preceding clause (ii)). Nothing contained in this paragraph shall, or shall be interpreted to, limit any obligation of any Borrower under any such Note or under any other Loan Document or of the Parent under the Warrants.
     8.15 Certain Acknowledgements and Representations. Each of the Lenders hereby acknowledges for itself, severally only and not jointly, that (i) the Warrant issued to it and any shares of Common Stock issuable upon any of its exercise are, as of the date hereof, not registered: (A) under the Securities Act of 1933, as amended (the “Act”) on the ground that the issuance of the Warrants is exempt from registration under Section 4(2) of the Act as not involving any public offering or (B) under any applicable state securities law because the issuance of the Warrants does not involve any public offering and (ii) the Parent’s reliance on the Section 4(2) exemption of the Act and under applicable state securities laws is predicated in part on the representations severally made below by the Lenders to the Parent. Each Lender, severally only and not jointly, represents and warrants as to itself that it is (i) an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Act, (ii)(A) familiar with the business and affairs of the Parent and (B) knowledgeable and experienced in financial and business matters to the extent that it is capable of evaluating the merits and risks of an investment in a Warrant and the shares of Common Stock issuable upon their exercise, and (iii) acquiring a Warrant and will acquire the shares of Common Stock issuable upon its exercise for investment for its own account, with no present intention of dividing its participation with others or reselling or otherwise distributing the same. No breach of any such representation or warranty or other provision of this paragraph shall impair any obligations of the Credit Parties under the Loan Documents.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of the date first written above.

BALDWIN TECHNOLOGY COMPANY, INC.
By:	/s/ Karl S. Puehringer
	Name:	Karl S. Puehringer
	Title:	President and Chief Executive Officer

BALDWIN GERMANY HOLDING GMBH
By:	/s/ Karl S. Puehringer
	Name:	Karl S. Puehringer
	Title:	Managing Director

BALDWIN GERMANY GMBH
By:	/s/ Karl S. Puehringer
	Name:	Karl S. Puehringer
	Title:	Managing Director

BALDWIN OXY-DRY GMBH (formerly known as OXY-DRY MASCHINEN GMBH)
By:	/s/ Karl S. Puehringer
	Name:	Karl S. Puehringer
	Title:	Managing Director

BALDWIN GRAPHIC SYSTEMS, INC.
By:	/s/ John P. Jordan
	Name:	John P. Jordan
	Title:	Vice President and Treasurer

OXY-DRY FOOD BLENDS, INC.
By:	/s/ John P. Jordan
	Name:	John P. Jordan
	Title:	Vice President and Treasurer

OXY-DRY U.K., INC.
By:	/s/ John P. Jordan
	Name:	John P. Jordan
	Title:	Vice President

BALDWIN SOUTHEAST ASIA CORPORATION (formerly known as Oxy-Dry Asia Pacific, Inc.)
By:	/s/ John P. Jordan
	Name:	John P. Jordan
	Title:	Vice President

BALDWIN AMERICAS CORPORATION
By:	/s/ Karl S. Puehringer
	Name:	Karl S. Puehringer
	Title:	President

BALDWIN ASIA PACIFIC CORPORATION
By:	/s/ Karl S. Puehringer
	Name:	Karl S. Puehringer
	Title:	President

MTC TRADING COMPANY
By:	/s/ Karl S. Puehringer
	Name:	Karl S. Puehringer
	Title:	President

OXY-DRY CORPORATION
By:	/s/ John P. Jordan
	Name:	John P. Jordan
	Title:	Vice President and Treasurer

BALDWIN EUROPE CONSOLIDATED INC.
By:	/s/ Karl S. Puehringer
	Name:	Karl S. Puehringer
	Title:	President

BALDWIN EUROPE CONSOLIDATED B.V.
By:	Baldwin Graphic Equipment BV

By:	/s/ John P. Jordan
Name(s): John P. Jordan
	Title:	Managing Director

By:	/s/ Jacobus Willems
Name(s): Jacobus Willems
	Title:	Managing Director

BALDWIN GRAPHIC EQUIPMENT B.V.
By:	/s/ John P. Jordan
Name(s): John P. Jordan
	Title:	Managing Director

By:	/s/ Jacobus Willems
Name(s): Jacobus Willems
	Title:	Managing Director

BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ Robert Salazar
	Name:	Robert Salazar
	Title:	Assistant Vice President

BANK OF AMERICA, N.A., as Lender
By:	/s/ Anthony D. Healey
	Name:	Anthony D. Healey
	Title:	Senior Vice President

WEBSTER BANK, NATIONAL ASSOCIATION, as Lender
By:	/s/ Stephen Corcoran
	Name:	Stephen Corcoran
	Title:	Senior Vice President

RBS CITIZENS, N.A., as Lender
By:	/s/ Robert M. Nemon
	Name:	Robert M. Nemon
	Title:	Vice President